Exhibit 5.1

June 20, 2008

Direct Dial	Client No.
(949) 451-3800	C 29003-00770

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503

Re:	Fleetwood Enterprises, Inc.
Registration Statement on Form S-3 filed pursuant to Rule 462(b)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), up to an aggregate offering price of $40,800,000.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Common Stock, up to an aggregate offering price of $40,800,000, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP